EXHIBIT 23.18

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated July 12, 2006 [except note 23 (i) dated August 31, 2006] on the consolidated financial statements of Yukon Gold Corporation, Inc. as at April 30, 2006 and 2005 included in the registration statement being filed by Yukon Gold Corporation, Inc. on Form SB-2.

“SCHWARTZ LEVITSKY FELDMAN LLP”
Toronto, Ontario, Canada	Chartered Accountants
February 9, 2007	Licensed Public Accountants